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EXHIBIT 4(cc)

STATE of DELAWARE
CERTIFICATE of TRUST
of PLC CAPITAL TRUST V,
a Delaware Statutory Trust

        The undersigned, the trustees of PLC Capital Trust V, desiring to form a statutory trust pursuant to Delaware Statutory Trust Act, 12 Del. C. Section 3810, hereby certify as follows:

  (a)
  The name of the Delaware statutory trust (herein, the "Trust") is PLC Capital Trust V.

  (b)
  The name and business address of the trustee of the Trust which has its principal place of business in the State of Delaware is as follows:

    Wilmington Trust Company
    Rodney Square North
    1100 North Market Street
    Wilmington, Delaware 19890-0001
    Attention: Corporate Trust Administration

  (c)
  This Certificate of Trust shall be effective as of the date of filing.

Dated: December 26, 2002

Richard J. Bielen, as Trustee
/s/ Richard J. Bielen
Jerry W. DeFoor, as Trustee
/s/ Jerry W. DeFoor
WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ Joseph B. Feil Name: Joseph B. Feil Title: Senior Financial Services Officer

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  EXHIBIT 4(cc)